Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Equity Compensation Plan of SFX Entertainment, Inc. of our report dated June 24, 2013, with respect to the combined financial statements of Made Event, LLC and EZ Festivals, LLC included in SFX Entertainment, Inc.’s Form S-1 (File No. 333-189564), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
November 8, 2013